AT THE COMPANY:
Bradley B. Buechler           Randy C. Martin
Chairman, President and       Vice President-Finance and
Chief Executive Officer       Chief Financial Officer
(314) 721-4242                (314) 721-4242


FOR IMMEDIATE RELEASE
Tuesday, February 29, 2000


                   SPARTECH CORPORATION COMPLETES PURCHASE OF

              UNIROYAL TECHNOLOGY'S HIGH PERFORMANCE PLASTICS GROUP


     St. Louis, Missouri, February 29, 2000 -- Spartech Corporation (NYSE:SEH) announced today that it completed the purchase of substantially all of the assets of Uniroyal Technology Corporation's (Nasdaq NMS: UTCI) High Performance Plastics, Inc. ("HPP")--a well-established manufacturer of proprietary plastic products based in South Bend, Indiana. HPP, through its two operating divisions -Polycast (cell cast acrylic) and Royalite (extruded thermoplastic sheet)--had annual sales of $130 million for its most recent fiscal year which ended September 26, 1999.

     Spartech's Chairman, President and CEO, Bradley B. Buechler stated, "This purchase represents our largest and most strategic acquisition to date. HPP will (1) expand our product offerings to several new growth industries-- aerospace, mass transit, and medical; (2) increase our technical & marketing expertise in a broad array of new formulations and processing techniques--adding cell cast acrylics, flame retardant sheet products, and acrylic rods & tubes; and (3) expand our production capacity with nine additional manufacturing facilities located throughout North America. The addition of HPP's new product lines in extruded thermoplastic sheet and cell cast acrylics, coupled with our 1999 acquisitions of Lustro (PETG sheet), Alltrista Corporation's Plastic Packaging Division (multi-layer barrier rollstock), and OS Plastics (corrugated sheet), have nearly doubled the available custom sheet & rollstock market in which we operate, from $1.3 to $2.5 billion. HPP also increases Spartech's consolidated annual sales from $768 million, reported in our fiscal year ended October 30, 1999, to a level approaching $950 million for fiscal 2000."

     Spartech's Vice President-Finance and CFO, Randy Martin said: "The acquisition price for HPP was approximately $216 million and financed through the Company's new $250 million bank credit facility. As a result of our recent placement of $100 million of 7% Convertible Preferred Securities (convertible into Spartech common stock at $34 per share), our debt to total capitalization remains at approximately 50%. This is consistent with the levels in which we feel comfortable operating--with nearly 60% of our financing at fixed interest rates averaging 7%."


                                     -more-

     Mr. Buechler further stated, "We currently plan to upgrade HPP's manufacturing equipment and put additional capital into their nine facilities during the next 12-18 months. In addition, the $9 million modernization project at Polycast's Stamford, Connecticut facility is near completion and should add significant production efficiencies and capacity to our results over the next 6-12 months. The acquisition will be accretive to Spartech's earnings per share immediately, and should have even greater benefits, as we install new equipment and integrate production capabilities & marketing efforts throughout our combined operations during the next few years."

     Spartech, which recently announced its 33rd consecutive quarter of increased year-over-year results, is a leading producer of engineered thermoplastic materials, polymeric compounds, and molded & profile products, with annual production capacity of more than 1.7 billion pounds from its 53 manufacturing facilities located in North America and Europe.


Safe Harbor For Forward-Looking Statements
     Statements contained herein which are not historical facts are forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934 which are intended to be covered by the safe harbors created thereby. For a summary of important facts which could cause the Company's actual results to differ materially from those included in, or inferred by, the forward-looking statements, refer to the Company's Form 10-K for the fiscal year ended October 31, 1999, which is on file with the Securities and Exchange Commission.

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